EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to the market open of the filing date of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
9/8/2026	Buy	400	10.65
9/9/2026	Buy	42,262	10.67
9/10/2026	Buy	4,791	10.62
9/11/2026	Buy	7,682	10.64
9/14/2026	Buy	25,150	10.64
9/15/2026	Buy	13,386	10.63
9/16/2026	Buy	7,753	10.64
9/17/2026	Buy	6,022	10.68
9/18/2026	Buy	6,078	10.67
9/21/2026	Buy	5,950	10.69
9/22/2026	Buy	95,771	10.70
9/23/2026	Buy	24,499	10.55
9/24/2026	Buy	18,153	10.50
9/25/2026	Buy	5,649	10.52
9/28/2026	Buy	19,395	10.54
9/29/2026	Buy	34,818	10.51
9/30/2026	Buy	14,536	10.53
10/1/2026	Buy	2,591	10.50
10/2/2026	Buy	10,422	10.54
10/5/2026	Buy	17,962	10.52
10/6/2026	Buy	33,634	10.58
10/7/2026	Buy	4,445	10.56
10/8/2026	Buy	4,256	10.53
10/12/2026	Buy	11,258	10.51
10/13/2026	Buy	10,136	10.48
10/14/2026	Buy	20,861	10.43
10/15/2026	Buy	23,288	10.44
10/16/2026	Buy	3,956	10.41
10/19/2026	Buy	35,619	10.41
10/20/2026	Buy	85,378	10.39